EXHIBIT 99.1


FOR IMMEDIATE RELEASE                 Park Bancorp, Inc.        October 28, 2003
                             Contact: David A. Remijas
                                      President/CEO
                                      (630) 969-8900

                          Park Bancorp, Inc. Announces
                           Third Quarter 2003 Earnings
                           Quarterly Dividend Declared

Chicago, IL - Park Bancorp, Inc., (NASDAQ-PFED), the holding company for Park Federal Savings Bank, announced earnings for the third quarter ended September 30, 2003. Net income for the three months ended September 30, 2003 was $692,000, or $.64 basic earnings per share, as compared to $461,000, or $.41 basic earnings per share, for the same period in 2002.

Park Bancorp, Inc. also announced that the Board of Directors has declared a cash dividend of $.15 per share of common stock for the quarter ended September 30, 2003. The dividend will be payable on November 28, 2003 to shareholders of record on November 14, 2003. This is the twentieth consecutive quarterly dividend paid to shareholders.

Net interest income before provision for loan losses increased to $2.0 million for the three months ended September 30, 2003, from $1.8 million for the corresponding three months in 2002. For the three months ended September 30, 2003, total interest income was $3.4 million, a decrease from $3.6 million for the corresponding three-month period in 2002, due to a decrease in yield. Total interest expense decreased to $1.5 million for the three months ended September 30, 2003, from $1.8 million for the three months ended September 30, 2002, due to a decrease in the cost of funds.

Non-interest income increased to $374,000 for the quarter ended September 30, 2003, from $192,000 for the quarter ended September 30, 2002. This was due to an increase in fee income and receipt of a Bank Enterprise Award from the Department of Treasury.

Non-interest expense remained at $1.3 million for the quarter ended September 30, 2003 and for the corresponding three months in 2002.

Total assets at September 30, 2003 were $260.9 million, compared to $272.1 million at June 30, 2003. The decrease was due to a reduction in interest bearing deposits used to repay Federal Home Loan Bank advances.

The loan portfolio increased to $155.4 million at September 30, 2003, from $150.0 million at June 30, 2003. The change was due to an increase in single family loans and lines of credit. Non-performing assets at September 30, 2003 decreased to $461,000, or .18% of assets, from $684,000, or .25% of assets, at June 30, 2003.

Deposit accounts decreased to $173.4 million at September 30, 2003, from $175.0 million at June 30, 2003. The reduction was primarily in certificates of deposit.

Borrowings decreased to $55.7 million at September 30, 2003 from $61.1 million at June 30, 2003. The reduction was primarily in Federal Home Loan Bank advances.

Stockholders' equity at September 30, 2003 was $29.1 million, which is equivalent to 11.17% of total assets. Book value at September 30, 2003 was $27.29 per share. The reduction in stockholders' equity from June 30, 2003 was attributable to the repurchase of 52,107 common shares at an average price of $26.88 and an unrealized loss on securities available-for-sale offset by the net income for the Company and a former director exercising options for 13,507 common shares at $15.75.

Park Federal Savings Bank was founded in 1921 and operates three offices in the Chicago area.



                           Forward-Looking Information
                           ---------------------------

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, the possible short-term dilutive effect of potential acquisitions, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.


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                               PARK BANCORP, INC.
                 CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
      Dollars in thousands (except for book value and earnings per share)

SELECTED FINANCIAL DATA:                           September 30, 2003            June 30,2003       December 31, 2002
                                                   ------------------            ------------       -----------------
Total assets                                                 $260,923                $272,068                $251,532
Loans receivable, net                                         155,400                 149,961                 147,993
Interest bearing deposits                                       5,010                  34,074                  21,889
Securities                                                     87,031                  73,875                  68,440
Deposits                                                      173,443                 175,007                 163,968
Borrowings                                                     55,730                  61,101                  54,262
Total stockholders' equity                                     29,147                  29,980                  29,894
Book value per share(1)                                         27.29                   27.18                   26.52

Non-accrual loans                                            $    385                $    629                $    235
Real estate owned                                            $     76                      55                      55
Non-performing assets                                        $    461                $    684                $    290
Non-performing assets to total assets                            .18%                    .25%                    .12%
Allowance for loan loss                                      $    582                $    582                $    574
Allowance for loan loss to gross loans receivable                .37%                    .38%                    .37%


(1) Book value per share represents stockholders' equity divided by outstanding shares exclusive of unearned ESOP shares.

                                               Three Months Ended  Three Months Ended  Nine Months Ended   Nine Months Ended
SELECTED OPERATING DATA:                           Sept. 30, 2003      Sept. 30, 2002   Sept. 30, 2003      Sept. 30, 2002
                                                   --------------      --------------    --------------    --------------
Interest income                                          $  3,433            $  3,639          $ 10,156          $ 11,105
Interest expense                                            1,459               1,835             4,677             5,843
                                                         --------            --------          --------          --------
Net interest income before provision for
  loan losses                                               1,974               1,804             5,479             5,262
Provision for loan losses                                       0                  30                 0                80
Net interest income after provision for
  loan losses                                               1,974               1,774             5,479             5,182
Non-interest income                                           374                 192               836               887
Non-interest expense                                        1,307               1,290             3,956             3,701
                                                         --------            --------          --------          --------
Income before income taxes                                   1041                 676             2,359             2,368
Income tax expense                                            349                 215               783               763
                                                         --------            --------          --------          --------
Net income                                               $    692            $    461          $  1,576          $  1,605
                                                         ========            ========          ========          ========

SELECTED PERFORMANCE RATIOS:
Return on average assets                                     1.04%               0.75%             0.80%             0.87%
Return on average equity                                     9.36%               6.38%             7.10%             7.66%
Average equity to average assets                            11.15%              11.76%            11.27%            11.42%
Equity to total assets at end of period                     11.17%              12.12%            11.17%            12.12%
Average interest rate spread                                 2.92%               2.76%             2.71%             2.68%
Net interest margin                                          3.13%               3.06%             2.93%             2.99%
Average interest-earning assets to
  average interest-bearing liabilities                     109.15%             109.68%           109.04%           109.50%
Non-interest expense to average assets                       1.97%               2.10%             2.01%             2.02%
Efficiency ratio                                            55.66%              65.60%            62.64%            60.97%